Exhibit 3.4

BRITISH COLUMBIA BC Registry Servies Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526 Notice of Articles BUSINESS CORPORATIONS ACT CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies T.K. SPARKS This Notice of Articles was issued by the Registrar on: June 10, 2022 01:32 PM Pacific Time Incorporation Number: C1117210 Recognition Date and Time: Continued into British Columbia on May 2, 2017 09:30 AM Pacific Time NOTICE OF ARTICLES Name of Company: ZYMEWORKS INC. REGISTERED OFFICE INFORMATION Mailing Address: SUITE 2600, THREE BENTALL CENTRE 595 BURRARD STREET, P.O. BOX 49314 VANCOUVER BC V7X 1L3 CANADA Delivery Address: SUITE 2600, THREE BENTALL CENTRE 595 BURRARD STREET, P.O. BOX 49314 VANCOUVER BC V7X 1L3 CANADA RECORDS OFFICE INFORMATION Mailing Address: SUITE 2600, THREE BENTALL CENTRE 595 BURRARD STREET, P.O. BOX 49314 VANCOUVER BC V7X 1L3 CANADA Delivery Address: SUITE 2600, THREE BENTALL CENTRE 595 BURRARD STREET, P.O. BOX 49314 VANCOUVER BC V7X 1L3 CANADA Page: 1 of 3

DIRECTOR INFORMATION Last Name, First Name, Middle Name: Cox, Troy Mailing Address: 114 EAST 4TH AVENUE, SUITE 800 VANCOUVER BC V5T 1G4 CANADA Delivery Address: 114 EAST 4TH AVENUE, SUITE 800 VANCOUVER BC V5T 1G4 CANADA Last Name, First Name, Middle Name: Sacks, Natalie Mailing Address: 114 EAST 4TH AVENUE, SUITE 800 VANCOUVER BC V5T 1G4 CANADA Delivery Address: 114 EAST 4TH AVENUE, SUITE 800 VANCOUVER BC V5T 1G4 CANADA Last Name, First Name, Middle Name: Zoth, Lota Mailing Address: 114 EAST 4TH AVENUE, SUITE 800 VANCOUVER BC V5T 1G4 CANADA Delivery Address: 114 EAST 4TH AVENUE, SUITE 800 VANCOUVER BC V5T 1G4 CANADA Last Name, First Name, Middle Name: Galbraith, Kenneth Mailing Address: 114 EAST 4TH AVENUE, SUITE 800 VANCOUVER BC V5T 1G4 CANADA Delivery Address: 114 EAST 4TH AVENUE, SUITE 800 VANCOUVER BC V5T 1G4 CANADA Last Name, First Name, Middle Name: Renton, Hollings C, Mailing Address: 114 EAST 4TH AVENUE, SUITE 800 VANCOUVER BC V5T 1G4 CANADA Delivery Address: 114 EAST 4TH AVENUE, SUITE 800 VANCOUVER BC V5T 1G4 CANADA Last Name, First Name, Middle Name: Mahony, Susan Mailing Address: 114 EAST 4TH AVENUE, SUITE 800 VANCOUVER BC V5T 1G4 CANADA Delivery Address: 114 EAST 4TH AVENUE, SUITE 800 VANCOUVER BC V5T 1G4 CANADA Page: 2 of 3

**Last Name, First Name, Middle Name:**
Neu, Kelvin

| **Mailing Address:** | **Delivery Address:** |
| --- | --- |
| 114 EAST 4TH AVENUE, SUITE 800<br>VANCOUVER BC V5T 1G4<br>CANADA | 114 EAST 4TH AVENUE, SUITE 800<br>VANCOUVER BC V5T 1G4<br>CANADA |

**Last Name, First Name, Middle Name:**
Hillan, Kenneth J.

| **Mailing Address:** | **Delivery Address:** |
| --- | --- |
| 114 EAST 4TH AVENUE, SUITE 800<br>VANCOUVER BC V5T 1G4<br>CANADA | 114 EAST 4TH AVENUE, SUITE 800<br>VANCOUVER BC V5T 1G4<br>CANADA |

## RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

June 9, 2022

## AUTHORIZED SHARE STRUCTURE

| | | | |
| --- | --- | --- | --- |
| 1. | No Maximum | Common Shares | Without Par Value<br><br>Without Special Rights or Restrictions attached |
| 2. | No Maximum | Preferred Shares | Without Par Value<br><br>With Special Rights or Restrictions attached |
| 1. | No Maximum | Series A Participating Preferred | Special Rights or Restrictions are attached |

Page: 3 of 3